UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
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Filed by a Party other than the Registrant ☐
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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☑ Soliciting Material Pursuant to §240.14a-12
Transmeta Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Filed by Transmeta Corporation
Pursuant to Rule 14a-12
of the Securities Exchange Act of 1934
Subject Company: Transmeta Corporation
Commission File No.: 000-31803
November 26, 2008
To Holders of Warrants to
Purchase Common Stock
of Transmeta Corporation
     Re: Transmeta Corporation
Ladies and Gentlemen:
     On November 17, 2008, Transmeta Corporation (“Transmeta”) announced that it had entered into a definitive agreement to be acquired by Novafora, Inc. (“Novafora”). Pursuant to Section 12 of your warrant to purchase shares of Transmeta common stock, Transmeta hereby gives you notice that the record date for determining rights to vote in respect of the proposed merger will be a date to be determined by Transmeta’s board of directors, which date will be no earlier than December 10, 2008. The record date for determining rights to vote in respect of the proposed merger will be set forth in a proxy statement to be filed with the Securities and Exchange Commission (the “SEC”) in connection with the proposed merger.
Sincerely yours,
/s/ John O’Hara Horsley
John O’Hara Horsley
Executive Vice President, General Counsel & Secretary
Additional Information and Where to Find It
Transmeta will file a proxy statement with the SEC in connection with the proposed merger. Investors and stockholders of Transmeta are urged to read the proxy statement and any other relevant documents filed with the SEC when they become available because they will contain important information regarding Novafora, Transmeta, the proposed merger, the persons soliciting proxies in connection with the proposed merger on behalf of Transmeta and the interests of those persons in the proposed merger and related matters. Transmeta intends to mail the proxy statement to its stockholders as soon as practicable. Investors and stockholders will be able to obtain a copy of the proxy statement and other documents filed by Transmeta with the SEC free of charge at the Web site maintained by the SEC at http://www.sec.gov. In addition, documents filed with the SEC by Transmeta are available free of charge by contacting Transmeta Investor Relations (Kristine Mozes, 781-652-8875).
Participants in Solicitation
Transmeta, and its directors, executive officers, and employees may be deemed to be participants in the solicitation of proxies from the stockholders of Transmeta in connection with the proposed merger and related items. Information regarding the directors and executive officers of Transmeta and their ownership of Transmeta stock is set forth in Transmeta’s proxy statement for Transmeta’s 2008 annual meeting of stockholders, which was filed with the SEC on August 25, 2008. Investors and stockholders may obtain additional information regarding the interests of those participants by reading the proxy statement relating to the proposed merger when it becomes available. Investors and stockholders can obtain a copy of that proxy statement free of charge at the Web site maintained by the SEC at http://www.sec.gov.